SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549




                            FORM 8-K

                         CURRENT REPORT


                 PURSUANT TO SECTION 13 OR 15(d)
             OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date or earliest event reported)      March 6, 2001



                       AMPCO-PITTSBURGH CORPORATION
     (Exact name of registrant as specified in its charter)


        Pennsylvania             1-898                       25-1117717
(State or other jurisdiction  (Commission file number)   (I.R.S. Employer
 of incorporation)                                   Identification Number)


       600 Grant Street
         Pittsburgh, PA                              15219
     (Address of principal                        (Zip Code)
      executive offices)


Registrant's telephone number, including area code:
(412) 456-4400




Item 5.   Other Events.

     On March 6, 2001, Ampco-Pittsburgh Corporation issued the following press release:

          "Following a review of its global roll making capacity, Union Electric Steel Corporation, a subsidiary of Ampco-Pittsburgh Corporation, announced that operations of its forged hardened steel roll finishing plant in Belgium will be phased out over the next several months and then permanently closed.

          European sales and technical support services for both cast and forged rolls will continue to be headquartered in Belgium. Product will be supplied from other plant locations in the group.

          A charge approximating $8 million before taxes will be taken in the first quarter of 2001 to cover closing costs."



     The "Closing Costs" referred to in the above release include primarily disposition of assets, employee and other costs.




                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              AMPCO-PITTSBURGH CORPORATION



Date:  March 8, 2001
                              By:s/Ernest G. Siddons
                                   Ernest G. Siddons
                                   Executive Vice President